UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

LIMONEIRA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2020, Limoneira Company (the “Company”) entered into a $15,000,000 Revolving Equity Line of Credit (the “RELOC”) with Farm Credit West, FLCA (the “Lender”). The RELOC expands the Company’s current borrowing capacity of $115,000,000 to $130,000,000 with the Lender. Any indebtedness under the RELOC is secured by a first lien on the Windfall Investors, LLC property (the “Property”).

The RELOC features a three-year draw period followed by 20 years of fully amortized loan payments. The interest rate is variable with monthly interest-only payments during the three-year draw period and monthly principal and interest payments thereafter. Disbursements under the RELOC are not to exceed the lesser of $15,000,000 or 65% of the appraised value of the Property. For amounts outstanding under the RELOC, interest will begin to be charged on the date the Lender disburses principal and will continue until the outstanding indebtedness under the RELOC is paid in full with interest. The initial interest rate in effect under the RELOC is 3.704% per annum, which rate will be automatically adjusted on the first day of each month to the rate then made applicable to the RELOC’s assigned interest rate group under the provisions of the Lender’s Variable Interest Rate plan in effect at that time. Any amounts outstanding under the RELOC are due and payable in full on February 1, 2043. The Company may prepay any amounts outstanding under the RELOC without penalty.

The RELOC includes customary default provisions. Should an event of default occur, the Lender, at its option, may declare all or any portion of the indebtedness under the RELOC to be immediately due and payable without demand, notice of non-payment, protest or prior recourse to collateral, and terminate or suspend the Company’s right to draw or request funds on any loan or line of credit.

The foregoing summary of the RELOC is qualified in its entirety by reference to the text of the RELOC, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Section 2	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 8	Other Events
Item 8.01	Other Events.

On March 12, 2020, the Board of Directors of the Company approved a share repurchase program authorizing the Company to repurchase up to $10,000,000 shares of its outstanding shares of common stock in the open market or in privately negotiated transactions. The share repurchase program may be modified, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock. The actual number and value of the shares to be purchased will depend on the performance of the Company’s stock price and other market conditions.

On March 12, 2020, the Company issued a press release announcing the share repurchase program, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Revolving Line of Credit Promissory Note and Loan Agreement, dated March 12, 2020, between Limoneira Company and Farm Credit West, FLCA.
99.1	Limoneira Company Press Release dated March 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary
(Principal Financial and Accounting Officer)